As filed with the Securities and Exchange Commission on March 31, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

04-2680009

(I.R.S. Employer Identification Number)

176 South Street, Hopkinton, Massachusetts 01748

(Address of Principal Executive Offices)

EMC Corporation Amended and Restated 2003 Stock Plan

Pi Corporation 2003 Stock Plan

Pi Corporation 2006 Stock Plan

Pi Corporation – Stand Alone Agreements with certain individuals

(Full Title of the Plan)

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(Name and Address of Agent for Service)

(508) 435-1000

(Telephone Number, Including Area Code for Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share	1,792,245 Shares	$14.36	$25,736,638	$1,011.45

(1)	This Registration Statement covers (a) 1,792,245 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plans and stand alone agreements identified above. Also registered hereunder is such additional shares of Common Stock, presently undeterminable, as may be necessary to satisfy the antidilution provisions of each of the EMC 2003 Plan and the Pi Corporation 2003 Stock Plan, the Pi Corporation 2006 Stock Plan and certain stand alone agreements to which this Registration Statement relates.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on March 28, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (a) 1,792,245 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under (a) the EMC Corporation Amended and Restated 2003 Stock Plan (the “2003 Plan”), (b) the Pi Corporation 2003 Stock Plan, (c) the Pi Corporation 2006 Stock Plan and (d) certain stand alone agreements (together with the plans referenced in (b) and (c), the “Pi Plans”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2003 Plan (File Nos. 333-105057, 333-119831, 333-126927 and 333-143855) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant incorporates by reference the following documents filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007;

(b)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 4, 2008 (File No. 001-09853; Film No. 08572647); and

(c)	the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Executive Vice President and General Counsel of the Registrant. Mr. Dacier holds options to purchase Common Stock, owns shares of Common Stock and is eligible to participate in the Registrant’s stock option and stock purchase plans, including the 2003 Plan.

Item 6.	Indemnification of Directors and Officers.

Section 8.51 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful or (2) he engaged in conduct for which he shall not be liable under an authorized provision of the corporation’s articles of organization. Section 8.56 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

The Registrant’s Restated Articles of Organization include a provision that eliminates the personal liability of each of its directors for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

In addition, the Registrant’s Amended and Restated Bylaws provide that the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid by the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under the Registrant’s Amended and Restated Bylaws. The right of indemnification provided under the Registrant’s Amended and Restated Bylaws shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

The Registrant has entered into indemnification agreements with its directors and executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.	Undertakings.

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on March 31, 2008.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, David I. Goulden and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 31, 2008.

Signatures	Title

/s/ JOSEPH M. TUCCI	Chairman, President and Chief Executive Officer
JOSEPH M. TUCCI	(Principal Executive Officer)

/s/ DAVID I. GOULDEN	Executive Vice President and Chief Financial Officer
DAVID I. GOULDEN	(Principal Financial Officer)

/s/ MARK A. LINK	Senior Vice President and Chief Accounting Officer
MARK A. LINK	(Principal Accounting Officer)

/s/ MICHAEL W. BROWN	Director
MICHAEL W. BROWN

/s/ MICHAEL J. CRONIN	Director
MICHAEL J. CRONIN

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

/s/ GAIL DEEGAN	Director
GAIL DEEGAN

/s/ JOHN R. EGAN	Director
JOHN R. EGAN

/s/ W. PAUL FITZGERALD	Director
W. PAUL FITZGERALD

/s/ OLLI-PEKKA KALLASVUO	Director
OLLI-PEKKA KALLASVUO

/s/ EDMUND F. KELLY	Director
EDMUND F. KELLY

/s/ WINDLE B. PRIEM	Director
WINDLE B. PRIEM

/s/ PAUL SAGAN	Director
PAUL SAGAN

/s/ DAVID STROHM	Director
DAVID STROHM

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

EXHIBIT INDEX

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).